FNF Reports Third Quarter 2023 Financial Results

Jacksonville, Fla. – (November 7, 2023) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the third quarter ended September 30, 2023.

Net earnings attributable to common shareholders for the third quarter of $426 million, or $1.57 per diluted share (per share), compared to $362 million, or $1.32 per share, for the third quarter of 2022. Net earnings attributable to common shareholders for the third quarter of 2023 includes $155 million of net favorable mark-to-market effects and $62 million of other unfavorable items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the third quarter of $333 million, or $1.23 per share, compared to $272 million, or $0.99 per share, for the third quarter of 2022. The Title Segment contributed $245 million for the third quarter, compared to $298 million for the third quarter 2022. The F&G Segment contributed $102 million for the third quarter, compared to an adjusted net loss of $12 million for the third quarter 2022. The Corporate Segment had an adjusted net loss of $14 million for the third quarter, compared to an adjusted net loss of $14 million for the third quarter of 2022. The results reflect Title’s considerable decline in volumes as compared to the prior year given higher mortgage rates. In addition, F&G’s adjusted net earnings include alternative investment returns below our long-term expectations by $0.09 per share. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation.

Company Highlights

•Solid Title Revenue: For the Title Segment, total revenue of $1.9 billion, an 18% decrease from $2.3 billion in the third quarter of 2022. Total revenue, excluding recognized gains and losses, of $1.9 billion for the third quarter, which, although an 18% decrease from $2.3 billion in the third quarter of 2022, is more comparable with historical levels as seen in 2018 and 2019
•Steady F&G Segment gross sales and record assets under management: For the F&G Segment, gross sales of $2.8 billion for the third quarter, a 3% decrease from the third quarter of 2022, reflecting lower retail channel sales offset by higher institutional market sales. F&G achieved record assets under management (AUM) of $47.4 billion as of September 30, 2023
•Ample deployable capital in a challenging market: FNF paid common dividends of $0.45 per share for $123 million and ended the third quarter with $949 million in cash and short-term liquid investments at the holding company

William P. Foley, II, commented, “Our third quarter Title results highlight the strength of our business and the competitive advantage that we continue to maintain and grow. While residential purchase applications hit their lowest levels since 1995, we once again delivered an industry leading adjusted pre-tax title margin of 16.2%, further demonstrating our ability to navigate an extremely challenging environment. Our results also display the increasingly important contribution of F&G’s counter cyclical business whose assets under management grew to a record $47 billion in the quarter, while the F&G segment’s adjusted net earnings contributed 31% of FNF’s consolidated adjusted net earnings.”

Mr. Foley continued, “Given the market backdrop, we have maintained excess liquidity given the impact of higher rates on the real estate market and the risk that interest rates could stay higher for a prolonged period. As a result, we ended the third quarter with $949 million in cash and short-term liquid investments which compares to $885 million at the end of the second quarter. We continue to be committed to our quarterly cash dividend and are well positioned to take advantage of opportunities that could arise from any market dislocation.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	September 30, 2023	September 30, 2022	2023	2022
Total revenue	$2,778	$3,206	$8,320	$9,008
F&G total gross sales[1]	$2,781	$2,873	$9,070	$8,535
F&G assets under management[1]	$47,437	$41,988	$47,437	$41,988
Total assets	$74,002	$61,725	$74,002	$61,725
Adjusted pre-tax title margin	16.2%	17.1%	14.3%	17.7%
Net earnings attributable to common shareholders	$426	$362	$586	$1,299
Net earnings per share attributable to common shareholders	$1.57	$1.32	$2.16	$4.66
Adjusted net earnings[1]	$333	$272	$758	$1,215
Adjusted net earnings per share[1]	$1.23	$0.99	$2.80	$4.35
Weighted average common diluted shares	271	275	271	279
Total common shares outstanding	272	273	272	273

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty products.

Mike Nolan, Chief Executive Officer, said, “We ended the third quarter in a strong position. Over the last year, we have been reducing our expenses as residential orders have declined while continuing to invest in exceptional talent, technology and acquiring businesses that, taken together, position FNF for long term growth. We have done this while also maintaining our market presence, industry leading profitability and our strong balance sheet. While we expect interest rates will moderate and mortgage volumes will improve at some point, we stand ready for the difficult market conditions to persist and will be opportunistic as we strive to expand our business and capabilities now and in the future.”

Mr. Nolan added, “Our scale, profitability and balance sheet provide us with the ability to invest through cycles while returning cash to our shareholders. During the first nine months of 2023, we have continued to invest in acquisitions and technology, while returning $366 million to our shareholders through our common dividend.”

Third Quarter 2023 Highlights

•Total revenue of $1.9 billion, compared with $2.3 billion in the third quarter of 2022
•Total revenue, excluding recognized gains and losses, of $1.9 billion, an 18% decrease from third quarter of 2022
◦Direct title premiums of $524 million, a 24% decrease from third quarter of 2022
◦Agency title premiums of $728 million, a 25% decrease from third quarter of 2022
◦Commercial revenue of $263 million, a 31% decrease from third quarter of 2022
•Purchase orders opened decreased 7% on a daily basis and purchase orders closed decreased 13% on a daily basis from the third quarter of 2022
•Refinance orders opened decreased 25% on a daily basis and refinance orders closed decreased 35% on a daily basis from third quarter of 2022
•Commercial orders opened decreased 10% and commercial orders closed decreased 27% from third quarter of 2022
1 See definition of non-GAAP measures below

•Total fee per file of $3,618 for the third quarter, in line with third quarter of 2022

Third Quarter 2023 Financial Results

•Pre-tax title margin of 13.2% and industry leading adjusted pre-tax title margin of 16.2% for the third quarter of 2023, compared to 14.6% and 17.1%, respectively, in the third quarter of 2022
•Pre-tax earnings from continuing operations in Title for the third quarter of $248 million, compared with $335 million for the third quarter of 2022
•Adjusted pre-tax earnings in Title for the third quarter of $311 million compared with $400 million for the third quarter of 2022. The decrease from the prior year quarter was primarily a result of the considerable decline in residential and commercial volumes due to higher mortgage rates

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, President and Chief Executive Officer, commented, “We generated gross sales of $2.8 billion in the third quarter driven by strength in our institutional markets. Net sales were $2.3 billion, and we ended the quarter with $52.9 billion in assets under management before flow reinsurance, up 20% over $44.0 billion at the end of the third quarter of 2022. Of note, we have added a second flow reinsurance partner and increased our flow reinsurance to 90% of MYGA sales starting in September. Overall, the demand environment continues to be healthy, and we remain on track to achieve $12 to $13 billion of full year sales having delivered total gross sales of $9.1 billion thus far in 2023.”

Mr. Blunt concluded, “We continue to execute on our initiatives to grow our business while delivering margin expansion and enhanced returns. Additionally, the credit quality of our portfolio remains strong as we continue to conservatively manage our investment portfolio. Taken together, the business is performing well as we head into the final quarter of the year.”

Third Quarter 2023

•Gross sales: Gross sales of $2.8 billion for the third quarter, a decrease of 3% from the third quarter of 2022, driven by lower retail channel sales offset by higher institutional market sales
•Profitable Retail channel sales of $1.9 billion for the third quarter, a 17% decrease from $2.3 billion in the third quarter of 2022. Coming off record sales in the first half of the year, retail sales were intentionally lower in the quarter as we finalized our reinsurance agreements and enhanced product features to position us to finish strong in 2023 and create momentum for 2024
•Strong Institutional market sales of $0.9 billion, comprised of $0.5 billion pension risk transfer and $0.4 billion funding agreements, compared to $0.6 billion of pension risk transfer in the third quarter of 2022
•Net sales of $2.3 billion for the third quarter, compared to $2.2 billion in the third quarter of 2022. In addition, F&G has increased flow reinsurance to 90% of MYGA sales in September of 2023
•Assets under management (AUM) of $47.4 billion as of September 30, 2023, an increase of 13% from $42.0 billion as of September 30, 2022, driven by net new business flows, stable inforce retention and net debt proceeds over the past twelve months. AUM before flow reinsurance was $52.9 billion as of September 30, 2023
•Net earnings attributable to common shareholders for F&G Segment of $259 million for the third quarter due to favorable mark-to-market movement, compared to $187 million for the third quarter of 2022 which included favorable mark-to-market movement
•Adjusted net earnings for F&G Segment of $102 million for the third quarter, compared to adjusted net loss of $12 million for the third quarter of 2022. F&G’s adjusted net earnings (loss) reflect significant items and alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. As compared to the prior year, adjusted net earnings reflect asset growth, product margin expansion and earnings from accretive flow reinsurance. In addition, the third quarter of 2023 includes short term investment income from alternative investments, whereas the third quarter of 2022 included short term investment losses from alternative investments. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation.

Conference Call
We will host a call with investors and analysts to discuss FNF’s third quarter 2023 results on Wednesday, November 8, 2023, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on November 8, 2023, through November 15, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13735002.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission (SEC).
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2023
Direct title premiums	$524	$524	$—	$—
Agency title premiums	728	728	—	—
Escrow, title related and other fees	1,196	577	582	37
Total title and escrow	2,448	1,829	582	37

Interest and investment income	686	92	578	16
Recognized gains and losses, net	(356)	(46)	(309)	(1)
Total revenue	2,778	1,875	851	52

Personnel costs	734	654	58	22
Agent commissions	564	564	—	—
Other operating expenses	380	313	38	29
Benefits & other policy reserve changes	292	—	292	—
Market risk benefit (gains) losses	(49)	—	(49)	—
Depreciation and amortization	153	39	108	6
Provision for title claim losses	57	57	—	—
Interest expense	44	—	24	20
Total expenses	2,175	1,627	471	77

Pre-tax earnings (loss) from continuing operations	$603	$248	$380	$(25)

Income tax expense (benefit)	141	73	74	(6)
Earnings (loss) from equity investments	15	15	—	—
Non-controlling interests	51	5	47	(1)

Net earnings (loss) attributable to common shareholders	$426	$185	$259	$(18)

EPS attributable to common shareholders - basic	$1.58

EPS attributable to common shareholders - diluted	$1.57

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2023
Net earnings (loss) attributable to common shareholders	$426	$185	$259	$(18)

Pre-tax earnings (loss) from continuing operations	$603	$248	$380	$(25)

Non-GAAP Adjustments
Recognized (gains) and losses, net	43	46	(4)	1
Market related liability adjustments	(237)	—	(237)	—
Purchase price amortization	26	17	5	4
Transaction costs	1	—	1	—

Adjusted pre-tax earnings (loss)	$436	$311	$145	$(20)

Total non-GAAP, pre-tax adjustments	$(167)	$63	$(235)	$5
Income taxes on non-GAAP adjustments	33	(15)	49	(1)
Non-controlling interest on non-GAAP adjustments	29	—	29	—
Deferred tax asset valuation allowance	12	12	—	—
Total non-GAAP adjustments	$(93)	$60	$(157)	$4

Adjusted net earnings (loss) attributable to common shareholders	$333	$245	$102	$(14)

Adjusted EPS attributable to common shareholders - diluted	$1.23

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2022
Direct title premiums	$688	$688	$—	$—
Agency title premiums	966	966	—	—
Escrow, title related and other fees	1,371	623	702	46
Total title and escrow	3,025	2,277	702	46

Interest and investment income	411	62	340	9
Recognized gains and losses, net	(230)	(48)	(140)	(42)
Total revenue	3,206	2,291	902	13

Personnel costs	796	725	46	25
Agent commissions	747	747	—	—
Other operating expenses	430	372	28	30
Benefits & other policy reserve changes	570	—	570	—
Market risk benefit (gains) losses	(68)	—	(68)	—
Depreciation and amortization	126	38	82	6
Provision for title claim losses	74	74	—	—
Interest expense	28	—	6	22
Total expenses	2,703	1,956	664	83

Pre-tax earnings (loss)	$503	$335	$238	$(70)

Income tax expense (benefit)	136	93	51	(8)
Earnings from equity investments	—	—	—	—
Non-controlling interests	5	5	—	—

Net earnings (loss) attributable to common shareholders	$362	$237	$187	$(62)

EPS attributable to common shareholders - basic	$1.33

EPS attributable to common shareholders - diluted	$1.32

Weighted average shares - basic	273
Weighted average shares - diluted	275

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2022
Net earnings (loss) attributable to common shareholders	$362	$237	$187	$(62)

Pre-tax earnings (loss) from continuing operations	$503	$335	$238	$(70)

Non-GAAP Adjustments
Recognized (gains) and losses, net	65	48	(25)	42
Market related liability adjustments	(237)	—	(237)	—
Purchase price amortization	26	17	5	4
Transaction costs	7	—	4	3

Adjusted pre-tax earnings (loss)	$364	$400	$(15)	$(21)

Total non-GAAP, pre-tax adjustments	$(139)	$65	$(253)	$49
Income taxes on non-GAAP adjustments	27	(16)	54	(11)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Deferred tax asset valuation allowance	23	12	—	11
Total non-GAAP adjustments	$(90)	$61	$(199)	$48

Adjusted net earnings (loss) attributable to common shareholders	$272	$298	$(12)	$(14)

Adjusted EPS attributable to common shareholders - diluted	$0.99

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2023
Direct title premiums	$1,493	$1,493	$—	$—
Agency title premiums	1,991	1,991	—	—
Escrow, title related and other fees	3,288	1,629	1,523	136
Total title and escrow	6,772	5,113	1,523	136

Interest and investment income	1,915	252	1,622	41
Recognized gains and losses, net	(367)	(74)	(257)	(36)
Total revenue	8,320	5,291	2,888	141

Personnel costs	2,166	1,908	167	91
Agent commissions	1,534	1,534	—	—
Other operating expenses	1,134	939	107	88
Benefits & other policy reserve changes	1,921	—	1,921	—
Market risk benefit (gains) losses	(20)	—	(20)	—
Depreciation and amortization	438	115	302	21
Provision for title claim losses	157	157	—	—
Interest expense	129	—	71	58
Total expenses	7,459	4,653	2,548	258

Pre-tax earnings (loss) from continuing operations	$861	$638	$340	$(117)

Income tax expense (benefit)	245	165	99	(19)
Earnings (loss) from equity investments	16	16	—	—
Non-controlling interests	46	11	36	(1)

Net earnings (loss) attributable to common shareholders	$586	$478	$205	$(97)

EPS attributable to common shareholders - basic	$2.17

EPS attributable to common shareholders - diluted	$2.16

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2023
Net earnings (loss) attributable to common shareholders	$586	$478	$205	$(97)

Pre-tax earnings (loss) from continuing operations	$861	$638	$340	$(117)

Non-GAAP Adjustments
Recognized (gains) and losses, net	210	74	100	36
Market related liability adjustments	(95)	—	(95)	—
Purchase price amortization	81	54	16	11
Transaction costs	8	—	3	5

Adjusted pre-tax earnings (loss)	$1,065	$766	$364	$(65)

Total non-GAAP, pre-tax adjustments	$204	$128	$24	$52
Income taxes on non-GAAP adjustments	(48)	(31)	(5)	(12)
Deferred tax asset valuation allowance	19	11	—	8
Non-controlling interest on non-GAAP adjustments	(3)	—	(3)	—
Total non-GAAP adjustments	$172	$108	$16	$48

Adjusted net earnings (loss) attributable to common shareholders	$758	$586	$221	$(49)

Adjusted EPS attributable to common shareholders - diluted	$2.80

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other
September 30, 2022
Direct title premiums	$2,314	$2,314	$—	$—
Agency title premiums	3,268	3,268	—	—
Escrow, title related and other fees	3,449	1,994	1,369	86
Total title and escrow	9,031	7,576	1,369	86

Interest and investment income	1,352	124	1,216	12
Recognized gains and losses, net	(1,375)	(472)	(863)	(40)
Total revenue	9,008	7,228	1,722	58

Personnel costs	2,458	2,322	110	26
Agent commissions	2,521	2,521	—	—
Other operating expenses	1,329	1,178	77	74
Benefits & other policy reserve changes	396	—	396	—
Market risk benefit (gains) losses	(187)	—	(187)	—
Depreciation and amortization	361	105	238	18
Provision for title claim losses	251	251	—	—
Interest expense	89	—	23	66
Total expenses	7,218	6,377	657	184

Pre-tax earnings (loss) from continuing operations	$1,790	$851	$1,065	$(126)

Income tax expense (benefit)	494	261	254	(21)
Earnings from equity investments	16	16	—	—
Non-controlling interests	13	14	—	(1)

Net earnings (loss) attributable to common shareholders	$1,299	$592	$811	$(104)

EPS attributable to common shareholders - basic	$4.69
EPS attributable to common shareholders - diluted	$4.66

Weighted average shares - basic	277
Weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2022
Net earnings (loss) attributable to common shareholders	$1,299	$592	$811	$(104)

Pre-tax earnings (loss) from continuing operations	$1,790	$851	$1,065	$(126)

Non-GAAP Adjustments
Recognized (gains) and losses, net	493	472	(19)	40
Market related liability adjustments	(751)	—	(751)	—
Purchase price amortization	70	43	16	11
Transaction costs	4	—	8	(4)

Adjusted pre-tax earnings (loss)	$1,606	$1,366	$319	$(79)

Total non-GAAP, pre-tax adjustments	$(184)	$515	$(746)	$47
Income taxes on non-GAAP adjustments	23	(124)	158	(11)
Deferred tax asset valuation allowance	78	67	—	11
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$(84)	$458	$(588)	$46

Adjusted net earnings (loss) attributable to common shareholders	$1,215	$1,050	$223	$(58)

Adjusted EPS attributable to common shareholders - diluted	$4.35

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$53,639	$47,656
Goodwill	4,830	4,635
Title plant	417	416
Total assets	74,002	65,143
Notes payable	3,695	3,238
Reserve for title claim losses	1,768	1,810
Secured trust deposits	853	862
Accumulated other comprehensive (loss) earnings	(3,067)	(2,870)
Non-controlling interests	426	453
Total equity and non-controlling interests	6,584	6,569
Total equity attributable to common shareholders	6,158	6,116

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Pre-tax earnings	$248	$335	$638	$851
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	46	48	74	472
Purchase price amortization	17	17	54	43
Total non-GAAP adjustments	63	65	128	515
Adjusted pre-tax earnings	$311	$400	$766	$1,366
Adjusted pre-tax margin	16.2%	17.1%	14.3%	17.7%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Quarterly Opened Orders ('000's except % data)
Total opened orders*	318	347	308	266	363	443	522	536
Total opened orders per day*	5.0	5.4	5.0	4.3	5.7	6.9	8.6	8.5
Purchase % of opened orders	80%	79%	78%	76%	76%	75%	62%	53%
Refinance % of opened orders	20%	21%	22%	24%	24%	25%	38%	47%
Total closed orders*	224	233	188	216	278	348	380	477
Total closed orders per day*	3.6	3.6	3.0	3.5	4.3	5.4	6.2	7.6
Purchase % of closed orders	80%	81%	78%	76%	76%	71%	55%	51%
Refinance % of closed orders	20%	19%	22%	24%	24%	29%	45%	49%

Commercial (millions, except orders in '000's)
Total commercial revenue	$263	$263	$241	$344	$381	$436	$374	$546
Total commercial opened orders	49.1	50.2	48.5	44.9	54.8	64.2	66.1	64.5
Total commercial closed orders	25.6	27.7	24.7	30.5	35.2	39.7	37.4	46.1

National commercial revenue	$128	$128	$118	$173	$191	$220	$196	$313
National commercial opened orders	18.9	19.3	18.5	17.8	22.1	26.7	27.5	26.0
National commercial closed orders	9.2	9.9	8.5	11.9	14.0	15.3	14.6	18.1

Total Fee Per File
Fee per file	$3,618	$3,598	$3,446	$3,649	$3,621	$3,557	$2,891	$3,023
Residential fee per file	$2,861	$2,897	$2,601	$2,542	$2,697	$2,695	$2,188	$2,158
Total commercial fee per file	$10,300	$9,500	$9,800	$11,300	$10,800	$11,000	$10,000	$11,800
National commercial fee per file	$13,900	$12,900	$13,900	$14,600	$13,600	$14,400	$13,400	$17,300

Total Staffing
Total field operations employees	10,400	10,600	10,400	10,700	12,000	12,700	13,400	13,600

Actual title claims paid ($ millions)	$69	$67	$62	$79	$65	$55	$54	$62

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2023	107,000	80%	74,000	81%
August 2023	114,000	79%	80,000	80%
September 2023	97,000	79%	70,000	80%

Third Quarter 2023	318,000	80%	224,000	80%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2022	119,000	76%	92,000	75%
August 2022	132,000	76%	98,000	75%
September 2022	112,000	76%	88,000	76%

Third Quarter 2022	363,000	76%	278,000	76%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net earnings attributable to common shareholders	$259	$187	$205	$811
Non-GAAP adjustments(1):
Recognized (gains) losses, net	(4)	(25)	100	(19)
Market related liability adjustments	(237)	(237)	(95)	(751)
Purchase price amortization	5	5	16	16
Transaction costs	1	4	3	8
Income taxes on non-GAAP adjustments	49	54	(5)	158
Non-controlling interest on non-GAAP adjustments	29	—	(3)	—
Adjusted net earnings (loss) attributable to common shareholders(1)	$102	$(12)	$221	$223

•Adjusted net earnings of $102 million for the third quarter of 2023 included $97 million, or $0.36 per share, of investment income from alternative investments. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $121 million, or $0.45 per share.

•Adjusted net loss of $12 million for the third quarter of 2022 included $11 million, or $0.04 per share, of investment loss from alternative investments and $11 million, or $0.04 per share, of other net expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $106 million, or $0.39 per share.

•Adjusted net earnings of $221 million for the nine months ended September 30, 2023 included $250 million, or $0.92 per share, of investment income from alternative investments, $4 million, or $0.02 per share, of bond prepay income, partially offset by $31 million, or $0.12 per share, tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $349 million, or $1.29 per share.

•Adjusted net earnings of $223 million for the nine months ended September 30, 2022 included $161 million, or $0.58 per share, of investment income from alternative investments, $66 million, or $0.24 per share, gain from actuarial assumption updates, $24 million, or $0.09 per share, income of CLO redemption gains and other investment income, partially offset by $38 million, or $0.14 per share, tax valuation allowance expense and $11 million, or $0.04 per share, of other net expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $306 million, or $1.10 per share.

The table below provides a summary of sales highlights.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total annuity sales	$1,858	$2,217	$6,870	$5,853
Indexed universal life sales	38	36	117	92
Funding agreements (FABN/FHLB)	415	—	871	1,443
Pension risk transfer	470	620	1,212	1,147
Gross sales(1)	$2,781	$2,873	$9,070	$8,535
Sales attributable to flow reinsurance to third parties	(513)	(660)	(2,381)	(1,440)
Net Sales(1)	$2,268	$2,213	$6,689	$7,095

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities;
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction; and
viii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of F&G that FNF does not own

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)

AUM is comprised of the following components and is reported net of reinsurance qualifying for risk transfer in accordance with GAAP:
(i) total invested assets at amortized cost, excluding investments in unconsolidated affiliates and derivatives;
(ii) investments in unconsolidated affiliates at carrying value;
(iii) related party loans and investments;
(iv) accrued investment income;
(v) the net payable/receivable for the purchase/sale of investments; and
(vi) cash and cash equivalents excluding derivative collateral at the end of the period.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.